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                                  EXHIBIT 23.2


                         CONSENT OF SCOTT BANKHEAD & CO.


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Board of Directors
Downey Financial Corp.

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use of our report dated June 26, 1997 relating to the financial statements of Downey Savings and Loan Association, F.A. Employees' Retirement and Savings Plan for the year ended December 31, 1995 and to the incorporation by reference of the Form 11-K Plan's Registration Statement under the Securities Act of 1933, as amended.

/s/  Scott, Bankhead & Co.

June 26, 1997